UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
COMARCO, INC.
(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
     (b) Engagement of New Independent Registered Public Accounting Firm.
     On April 20, 2011, we engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as Comarco’s independent registered public accounting firm for the fiscal year ending January 31, 2012. Pursuant to that engagement, Squar Milner will be reviewing our quarterly reports on Form 10-Q for the first three quarters of, and will be conducting the audit of our annual consolidated financial statements, for the fiscal year ending January 31, 2012. The Audit Committee of the Board of Directors unanimously approved the engagement of Squar Milner.
     During our fiscal years ended January 31, 2010 and 2011, respectively and the subsequent period ended April 20, 2011 (the date Squar Milner was engaged by us), neither Comarco nor anyone acting on its behalf consulted Squar Milner regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Comarco’s financial statements, or (ii) any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S—K) or “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
Dated: April 22, 2011	By:	/s/ ALISHA K. CHARLTON
Alisha K. Charlton
Vice President and Chief Accounting Officer

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